Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Reports

First Quarter 2022 Results

LEAWOOD, KANSAS - (May 9, 2022) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), today reported results for the first quarter ended March 31, 2022.

First Quarter Summary

●	Total revenues grew to $785.7 million compared to $148.3 million for the first quarter of 2021.
●	Net loss improved to $337.4 million compared to a net loss of $567.2 million for the first quarter of 2021.
●	Adjusted EBITDA improved by $233.0 million to a loss of $61.7 million compared to a loss of $294.7 million for the first quarter of 2021.
●	Available liquidity at March 31, 2022 was $1,376.0 million.

In announcing the quarterly results, Adam Aron, Chairman and CEO of AMC said, “Our results for the first quarter of 2022 represent AMC’s strongest first quarter in two full years. We continue on our pandemic recovery trajectory, more than quintupling revenues and improving adjusted EBITDA by nearly eighty percent compared to a year ago. The significant progress AMC has made is very rewarding, as our guests continue to recognize the unparalleled movie-going experience offered by AMC.”

Aron added, “The cumulative success of SPIDERMAN: NO WAY HOME, THE BATMAN, SONIC THE HEDGEHOG 2 and this past weekend’s opening of DR. STRANGE IN THE MULTIVERSE OF MADNESS, should leave no doubt about the enduring appeal of theatrical exhibition. When Hollywood releases films that moviegoers want to see, people flock to cinemas in huge numbers to watch movies where they were designed to be seen, in theatres, on the big screen.”

Aron continued, “The outlook for the theatrical box office during the remainder of 2022 is very exciting. AMC is ready to showcase compelling new releases including TOP GUN: MAVERICK, JURASSIC WORLD DOMINION, LIGHTYEAR, THOR: LOVE AND THUNDER, MINIONS: THE RISE OF GRU, BLACK PANTHER: WAKANDA FOREVER, and a host of other films providing something for everyone. And then comes the bell ringer. At year-end, the culmination of 2022 will be James Cameron’s AVATAR 2, the long-awaited sequel to what was at the time of its original release the #1 grossing movie of all-time.”

Aron concluded, “Our operating and capital allocation priorities remain unchanged: relish and guard our strong liquidity position, strengthen our balance sheet, innovate with our marketing programs to drive revenue, contain costs, invest in our core business and continue to explore transformative value-creating investment opportunities. So far during 2022 AMC has raised $950M to refinance 1st lien debt, lowered interest rates and extended maturities; announced a significant upgrade to laser projectors at 3,500 U.S. auditoriums by 2026; launched multiple NFT programs and accepted more cryptocurrencies and other payment types; acquired 10 new high-profile theatres in key markets; and invested $28 million in Hycroft Mining (NASDQ: NYMC). Whether through leveraging our core competencies in theatrical exhibition or our experience in balance sheet management and capital raising, we will continue to take bold, decisive action to strengthen AMC for the future.”

Key Financial Results (presented in millions, except operating data)

	Quarter Ended March 31,
	2022	2021	Change
GAAP Results*
Revenue	$785.7	$148.3	**	%
Net loss	$(337.4)	$(567.2)	$229.8
Net cash used in operating activities	$(295.0)	$(312.9)	$17.9
Net loss for basic and diluted loss per share	$(0.65)	$(1.42)	$0.77
Non-GAAP Results**
Total revenues (2021 constant currency adjusted)	$798.4	$148.3	**	%
Adjusted EBITDA	$(61.7)	$(294.7)	79.1%
Adjusted EBITDA (2021 constant currency adjusted)	$(62.8)	$(294.7)	78.7%
Free cash flow	$(329.8)	$(324.8)	$(5.0)
Adjusted diluted loss per share	$(0.52)	$(1.42)	$0.90
Operating Metrics
Attendance (in thousands)	39,075	6,797	**	%
U.S. markets attendance (in thousands)	25,792	6,239	**	%
International markets attendance (in thousands)	13,283	558	**	%
Average screens	10,099	6,724	50.2%

* Please refer to the tables included later in this press release for definitions and full reconciliations of non-U.S. GAAP financial measures.

** Percentage change in excess of 100%.

Balance Sheet, Cash and Liquidity

Cash at March 31, 2022 was $1,164.9 million excluding restricted cash of $23.7 million. AMC currently has liquidity availability of more than $1.35 billion (including cash and undrawn revolver lines), however the Company does not anticipate the need to borrow under the revolver lines during the next twelve months.

On February 14, 2022, the Company completed a private offering of $950.0 million aggregate principal amount of 7.5% first lien senior secured notes due 2029. The Company used the net proceeds and cash on hand, to redeem the Company’s $500.0 million aggregate principal amount of 10.5% First Lien Notes due 2025, $300.0 million aggregate principal amount of 10.5% First Lien Senior Secured Notes due 2026 and $73.5 million aggregate principal amount of 15%/17% Cash/PIK Toggle First Lien Secured Notes due 2026 and to pay related accrued interest, fees, costs, premiums and expenses. The Company recorded a loss on extinguishment of debt of $135.0 million in other expense related to these redemptions during the quarter ended March 31, 2022.

Webcast Information

The Company will host a webcast for investors and other interested parties beginning at 4:00 p.m. CST/5:00 p.m. EST on Monday, May 9, 2022. To listen to the webcast, please visit the investor relations section of the AMC website at www.investor.amctheatres.com for a link. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 940 theatres and 10,500 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance and box office levels and our liquidity. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the potential impact of AMC’s existing or potential lease defaults; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general, including AMC’s response to the COVID-19 virus related to suspension of operations at theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at AMC’s facilities to protect the health and well-being of AMC’s customers and employees; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants; the manner, timing and amount of benefit AMC receives under the CARES Act or other applicable governmental benefits and support; the impact of impairment losses; motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release window; AMC Stubs A-List not meeting anticipated revenue projections; general and international economic, political, regulatory and other risks; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2021 and Form 10-Q for the quarter ended March 31, 2022 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

For the Quarters Ended March 31, 2022 and March 31, 2021

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended
	March 31,
	2022	2021
Revenues
Admissions	$443.8	$69.5
Food and beverage	252.5	50.1
Other theatre	89.4	28.7
Total revenues	785.7	148.3

Operating costs and expenses
Film exhibition costs	189.8	22.0
Food and beverage costs	42.6	9.7
Operating expense, excluding depreciation and amortization below	344.8	179.7
Rent	223.2	192.1
General and administrative:
Merger, acquisition and other costs	0.4	6.7
Other, excluding depreciation and amortization below	53.1	51.8
Depreciation and amortization	98.7	114.1
Operating costs and expenses	952.6	576.1

Operating loss	(166.9)	(427.8)
Other expense (income):
Other expense (income)	136.3	(17.4)
Interest expense:
Corporate borrowings	82.0	151.5
Finance lease obligations	1.2	1.4
Non-cash NCM exhibitor services agreement	9.2	9.9
Equity in loss of non-consolidated entities	5.1	2.8
Investment income	(63.4)	(2.0)
Total other expense, net	170.4	146.2

Net loss before income taxes	(337.3)	(574.0)
Income tax provision (benefit)	0.1	(6.8)
Net loss	(337.4)	(567.2)
Less: Net loss attributable to noncontrolling interests	—	(0.3)
Net loss attributable to AMC Entertainment Holdings, Inc.	$(337.4)	$(566.9)

Diluted loss per share	$(0.65)	$(1.42)

Average shares outstanding diluted (in thousands)	515,910	400,111

Consolidated Balance Sheet Data (at period end):

(dollars in millions)

(unaudited)

	As of	As of
	March 31, 2022	December 31, 2021
Cash and cash equivalents	$1,164.9	$1,592.5
Corporate borrowings	5,521.8	5,428.0
Other long-term liabilities	156.0	165.0
Finance lease liabilities	68.8	72.7
Total AMC Entertainment Holdings, Inc.'s stockholders' deficit	(2,178.3)	(1,789.5)
Total assets	10,345.4	10,821.5

Consolidated Other Data:

(in millions, except operating data)

(unaudited)

	Quarter Ended
	March 31,
Consolidated	2022	2021
Net cash used in operating activities	$(295.0)	$(312.9)
Net cash used in investing activities	$(54.9)	$(16.0)
Net cash provided by (used in) financing activities	$(76.3)	$854.7
Free cash flow	$(329.8)	$(324.8)
Capital expenditures	$(34.8)	$(11.9)
Screen additions	7	32
Screen acquisitions	30	—
Screen dispositions	118	63
Construction openings (closures), net	12	6
Average screens	10,099	6,724
Number of screens operated	10,493	8,329
Number of theatres operated	938	682
Number of circuit screens	10,493	10,518
Number of circuit theatres	938	945
Circuit Screens per theatre	11.2	11.1
Attendance (in thousands)	39,075	6,797

Segment Other Data:

(in millions, except per patron amounts and operating data)

(unaudited)

	Quarter Ended
	March 31,
	2022	2021
Other operating data:
Attendance (patrons, in thousands):
U.S. markets	25,792	6,239
International markets	13,283	558
Consolidated	39,075	6,797

Average ticket price (in dollars):
U.S. markets	$12.05	$10.40
International markets	$10.01	$8.24
Consolidated	$11.36	$10.23

Food and beverage revenues per patron (in dollars):
U.S. markets	$7.52	$7.63
International markets	$4.40	$4.48
Consolidated	$6.46	$7.37

Average Screen Count (month end average):
U.S. markets	7,622	6,390
International markets	2,477	334
Consolidated	10,099	6,724

Segment Information:

(unaudited, in millions)

	Quarter Ended
	March 31,
	2022	2021
Revenues
U.S. markets	$563.1	$137.2
International markets	222.6	11.1
Consolidated	$785.7	$148.3

Adjusted EBITDA
U.S. markets	$(43.4)	$(200.4)
International markets	(18.3)	(94.3)
Consolidated	$(61.7)	$(294.7)

Capital Expenditures
U.S. markets	$21.1	$6.6
International markets	13.7	5.3
Consolidated	$34.8	$11.9

Reconciliation of Adjusted EBITDA (1):

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31,
	2022	2021
Net loss	$(337.4)	$(567.2)
Plus:
Income tax provision (benefit)	0.1	(6.8)
Interest expense	92.4	162.8
Depreciation and amortization	98.7	114.1
Certain operating expense (2)	2.3	2.3
Equity in loss of non-consolidated entities	5.1	2.8
Cash distributions from non-consolidated entities (3)	0.7	0.3
Attributable EBITDA (4)	0.2	(0.8)
Investment income (5)	(63.4)	(2.0)
Other expense (income) (6)	139.8	(4.8)
Other non-cash rent benefit (7)	(7.1)	(7.5)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	0.4	6.7
Stock-based compensation expense (9)	6.5	5.4
Adjusted EBITDA (1)	$(61.7)	$(294.7)

Rent	$223.2	$192.1

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Attributable EBITDA

(dollars in millions)

(Unaudited)

	Quarter Ended
	March 31,
	2022	2021
Equity in loss of non-consolidated entities	$5.1	$2.8
Less:
Equity in loss of non-consolidated entities excluding International theatre joint ventures	0.3	1.2
Equity in loss of International theatre joint ventures	(4.8)	(1.6)
Income tax provision	—	(0.2)
Impairment of long-lived assets	4.2	—
Depreciation and amortization	0.8	0.9
Other expense	—	0.1
Attributable EBITDA	$0.2	$(0.8)
5)	Investment income during the quarter ended March 31, 2022 includes appreciation in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $28.8 million and appreciation in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holdings Corporation of $35.1 million.
6)	Other expense during the quarter ended March 31, 2022, included loss on debt extinguishment of $135.0 million and foreign currency transaction losses of $4.8 million. During the quarter ended March 31, 2021, other expense (income) included foreign currency transaction gains of $3.8 million and estimated credit income of $2.0 million related to decreases in contingent lease guarantees, partially offset by financing fees of $1.0 million primarily related to deferred financing cost write-off for the Odeon revolving credit facility.

7)	Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

Reconciliation of Operating Cash Burn (1) and Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31
	2022	2021

Net cash used in operating activities	$(295.0)	$(312.9)
Plus: total capital expenditures	(34.8)	(11.9)
Less: Cash interest paid	62.5	26.2
(Deferral) repayment of deferred lease amounts (2)	43.4	(23.0)
Operating cash burn (1)	$(223.9)	$(321.6)

	Quarter Ended
	March 31,
	2022	2021

Net cash used in operating activities	$(295.0)	$(312.9)
Plus: total capital expenditures	(34.8)	(11.9)
Free cash flow (1)	$(329.8)	$(324.8)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (4)	$9.5	$2.6
Maintenance capital expenditures (3)	14.5	6.1
Change in construction payables (5)	10.8	3.2
Total capital expenditures	$34.8	$11.9

1)	We present “Operating Cash Burn” and “Free Cash Flow” as supplemental measures of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of Operating Cash Burn is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for interest expense and the deferral or repayment of lease amounts that were due and not paid during the COVID-19 pandemic. Therefore, we believe it is important to view operating cash burn and free cash flow as supplemental to our entire statement of cash flows. The term Operating Cash Burn and Free Cash Flow may differ from similar measures reported by other companies.

2)	(Deferral) repayment of deferred lease amounts represent those lease amounts that were due and not paid during the COVID-19 pandemic. Their impact is excluded from operating cash burn to provide a more normalized cash rent payment stream.

3)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

4)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

5)	Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

Select Consolidated Constant Currency Financial Data (see Note 9):

Quarter Ended March 31, 2022

(dollars in millions) (unaudited)

	Quarter Ended
	March 31, 2022
	Constant Currency (9)
	US	International	Total
Revenues
Admissions	$310.8	$140.7	$451.5
Food and beverage	194.0	61.8	255.8
Other theatre	58.3	32.8	91.1
Total revenues	563.1	235.3	798.4

Operating costs and expenses
Film exhibition costs	138.7	54.2	192.9
Food and beverage costs	28.7	14.7	43.4
Operating expense	241.0	109.7	350.7
Rent	166.3	60.3	226.6
General and administrative:
Merger, acquisition and other costs	0.2	0.2	0.4
Other	35.2	18.8	54.0
Depreciation and amortization	75.6	24.5	100.1
Operating costs and expenses	685.7	282.4	968.1

Operating loss	(122.6)	(47.1)	(169.7)
Other expense	133.7	2.8	136.5
Interest expense	72.5	20.8	93.3
Equity in loss of non-consolidated entities	0.3	4.8	5.1
Investment income	(63.4)	—	(63.4)
Total other expense, net	143.1	28.4	171.5
Loss before income taxes	(265.7)	(75.5)	(341.2)
Income tax provision	0.1	—	0.1
Net loss	(265.8)	(75.5)	(341.3)

Attendance	25,792	13,283	39,075
Average Screens	7,622	2,477	10,099
Average Ticket Price	$12.05	$10.59	$11.55

Reconciliation of Consolidated Constant Currency Adjusted EBITDA (see Note 9):

Quarter Ended March 31, 2022

(dollars in millions) (unaudited)

Quarter Ended
March 31, 2022
Constant Currency (9)
Net loss	$(341.3)
Plus:
Income tax provision	0.1
Interest expense	93.3
Depreciation and amortization	100.1
Certain operating expense (2)	2.4
Equity in loss of non-consolidated entities	5.1
Cash distributions from non-consolidated entities (3)	0.7
Attributable EBITDA (4)	0.3
Investment income (5)	(63.4)
Other expense (6)	140.1
Other non-cash rent benefit (7)	(7.1)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	0.4
Stock-based compensation expense (9)	6.5
Adjusted EBITDA (1)	$(62.8)

Adjusted EBITDA (in millions) (1)
U.S. markets	$(43.4)
International markets	(19.4)
Total Adjusted EBITDA (1)	$(62.8)

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Constant Currency Attributable EBITDA

(dollars in millions) (unaudited)

Quarter Ended
March 31,
2022
Constant Currency
Equity in loss of non-consolidated entities	$5.1
Less:
Equity in loss of non-consolidated entities excluding international theatre joint ventures	0.3
Equity in loss of International theatre joint ventures	(4.8)
Impairment of long-lived assets	4.3
Depreciation and amortization	0.8
Attributable EBITDA	$0.3

5)	Investment income during the quarter ended March 31, 2022 includes appreciation in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $28.8 million and appreciation in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holdings Corporation of $35.1 million.
6)	Other expense during the quarter ended March 31, 2022, included loss on debt extinguishment of $135.0 million and foreign currency transaction losses of $4.8 million. During the quarter ended March 31, 2021, other expense (income) included foreign currency transaction gains of $3.8 million and estimated credit income of $2.0 million related to decreases in contingent lease guarantees, partially offset by financing fees of $1.0 million primarily related to deferred financing cost write-off for the Odeon revolving credit facility.

7)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as it is non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

10)	The International segment information for the quarter ended March 31, 2022 has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2021. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Adjusted Net Loss and Adjusted Loss Per Common share:

For the Quarters Ended March 31, 2022 and March 31, 2021

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended
	March 31,	March 31,
	2022	2021
Numerator:
Net loss attributable to AMC Entertainment Holdings, Inc.	$(337.4)	$(566.9)
Calculation of adjusted net loss for basic and diluted loss per share:
Loss on extinguishment of debt	135.0	—
Marked-to-market gain on investments	(63.9)	—
Adjusted net loss for basic and diluted loss per share	$(266.3)	$(566.9)

Denominator (shares in thousands):
Weighted average shares for basic and diluted loss per common share	515,910	400,111

Adjusted basic loss per common share	$(0.52)	$(1.42)
Adjusted diluted loss per common share	$(0.52)	$(1.42)

We present adjusted net loss for basic and diluted loss per share and adjusted basic and diluted net loss per common share as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a year-over-year normalized basis. Adjusted net loss for basic and diluted loss per share eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. Adjusted net loss per (basic and diluted) common share is adjusted net loss (for basic and diluted purposes) divided by weighted average basic and diluted shares outstanding. Weighted average shares for diluted purposes include common equivalents for restricted stock units (“RSUs”), performance stock units (“PSUs”), and special performance stock units (“SPSUs”). The impact of RSUs, PSUs, and SPSUs was anti-dilutive in each period. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net loss and adjusted net loss per common share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net loss and adjusted net loss per common share (basic and diluted) should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net loss and adjusted net loss per common share are non-U.S. GAAP financial measures and should not be construed as alternatives to net loss and loss per common share (basic and diluted) as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net loss and adjusted net loss per common share (basic and diluted) may not be comparable to similarly titled measures reported by other companies.

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